UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2006

Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, Ohio 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2006, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Kendle International Inc. (the “Company”) completed its annual performance and compensation review of the Company’s Named Executive Officers, who are set forth below in the table. Pursuant to the Committee’s review, the Committee approved the following actions:

Named Executive Officer	Bonus for 2005 Performance	Adjusted Annual Base Salary Effective March 28, 2006	Unrestricted Stock Awards
Candace Kendle	$32,551	$381,810	4,200
Christopher C. Bergen	$25,075	$330,880	2,500
Simon Higginbotham	$13,848	$243,650	2,000
Karl Brenkert III	$13,104	$230,560	2,000

The bonus awards set forth in the table above are in addition to mid-year bonus awards that were approved by the Committee in August 2005 and paid to the Named Executive Officers. The mid-year bonus for the Named Executive Officers was part of a Board-approved, mid-year bonus that was generally available to all of the Company’s employees.

Each recipient of an unrestricted stock award entered into an Unrestricted Stock Award Agreement in the form attached hereto as Exhibit 10.1, which is incorporated herein by reference. In connection with each award of unrestricted stock, the Committee approved the disposition of certain of the awarded shares to the Company in satisfaction of the award recipient’s tax obligations associated with the award.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit Number	Description
10.1	Form of Unrestricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006	KENDLE INTERNATIONAL INC. BY: /s/ Karl Brenkert III —————————————— Karl Brenkert III Sr. Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Unrestricted Stock Award Agreement